CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHINA INTERNATIONAL ENTERPRISES CORP.

CHINA INTERNATIONAL ENTERPRISES CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

         FIRST: The current name of the corporation is China International Enterprises Corp. (hereinafter referred to as the “Corporation”).

         SECOND: Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“FIRST: The name of the Corporation is HXT Holdings, Inc.”

        THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have made, signed and subscribed this Certificate of Amendment this 16th day of August 2006, and affirm that the statements contained herein are true under penalties of perjury.

/s/ Yuanqing Li

                                                              Yuanqing Li, Chairman and President

CERTIFICATE OF INCORPORATION

OF

CHINA INTERNATIONAL ENTERPRISES CORP.

      The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

      FIRST: The name of the corporation is:

                  CHINA INTERNATIONAL ENTERPRISES CORP.

      SECOND: The address of the initial registered agent and registered office of this corporation in this state is c/o Harvard Business Services, Inc., 25

Greystone Manor, City of Lewes, County of Sussex, State of Delaware 19958 and

the name of the registered agent at said address is Harvard Business Services,

Inc.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

      FOURTH: This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is sixty-one million

(61,000,000) shares. Sixty million (60,000,000) shares shall be Common Stock each with a par value of $0.001 per share and one million (1,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series,

and to fix the designation, powers, preferences and rights of any such series and the qualifications, limitations or restrictions thereof.

      FIFTH: The name and address of the incorporator is as follows: I

      Name                       Address

      Jay Weil       600 Madison Avenue, 14th Floor

                           Guzov Ofsink Flink, LLC

                           New York, New York 10022

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

      (1)   The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the

            By-laws. Election of directors need not be by ballot unless the

            By-laws so provide.

      (2)   The Board of Directors shall have power without the assent or vote of the stockholders:

            (a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

            (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

      (3)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders,

            at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the

            General Corporation Law of Delaware as amended from time to time,

            and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

      (4)   In addition to the powers and authorities herein before or by statute expressly conferred upon them. the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject,

            nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

      SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director,

except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3)

liability under Section 174 of the Delaware General Corporation Law or (4) a

transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102 (b)(7) of the Delaware General Corporation Law,

as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102 (b)(7) and 145 of the Delaware General

Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware

Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be,

to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors,

and/or of the stockholders or class of stockholders of this corporation , as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and /or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 12th day of January, 2005.

                                          /s/ Jay Weil

                                       -----------------------------------

                                              Jay Weil, Incorporator